UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 16, 2006 (February 13, 2006)
SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Ten Penn Center, 1801 Market Street, Philadelphia, PA	19103-1699

(Address of principal executive offices)	(Zip Code)
(215) 977-3000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Purchase and Sale Agreement by and between Alon Petroleum Pipeline, L.P. and Sunoco Pipeline L.P. dated February 13, 2006.
Press Release of the Partnership dated February 13, 2006

Item 1.01. Entry into a Material Definitive Agreement
     On February 13, 2006, Sunoco Pipeline L.P. (“SPLP”), a Texas limited partnership and a subsidiary of Sunoco Logistics Partners L.P. (the “Partnership”) agreed to purchase the Amdel Pipeline and the White Oil Pipeline from Alon Petroleum Pipe Line, LP (“APPL”), a Delaware limited partnership and a subsidiary of Alon USA Energy, Inc. (“Alon”) pursuant to, and subject to the conditions set forth in, a Purchase and Sale Agreement (the “Purchase Agreement”) between SPLP and APPL. The purchase price for the two pipelines is $68 million.
     A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the full text of the Purchase Agreement.
     The press release issued by the Partnership on February 13, 2006, with respect to the entry into the Purchase Agreement, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Purchase and Sale Agreement by and between Alon Petroleum Pipeline, L.P. and Sunoco Pipeline L.P., dated February 13, 2006.

99.1	Press Release of the Partnership dated February 13, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC,
its General Partner

/s/ JENNIFER L. ANDREWS

Jennifer L. Andrews
Comptroller
Date: February 16, 2006

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EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Purchase and Sale Agreement by and between Alon Petroleum Pipeline, L.P. and Sunoco Pipeline L.P., dated February 13, 2006.

99.1	Press Release of the Partnership dated February 13, 2006.

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